UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 6, 2002
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(Date of earliest event reported)


LABORATORY CORPORATION OF AMERICA HOLDINGS
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(Exact name of registrant as specified in its charter)


   DELAWARE                1-11353             13-3757370
 --------------          -----------         --------------
(State or other         (Commission          (IRS Employer
jurisdiction of         File Number)         Identification
incorporation)                                   Number)


358 SOUTH MAIN STREET, BURLINGTON, NORTH CAROLINA 27215
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(Address of principal executive offices)

336-229-1127
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(Registrant's telephone number, including area code)


ITEM 5. OTHER EVENTS

Laboratory Corporation of America -Registered Trademark-Holdings (LabCorp -Registered Trademark-)(NYSE:LH) announced its co-sponsorship of a landmark Web cast with Abbott Diagnostics (NYSE:ABT), titled "Diagnostic Insights in Bladder Cancer Recurrence." The live Web cast will provide a clinical overview of bladder cancer and describe the current cellular genomics-based methods for bladder cancer management. More than 8,000 urologists and pathologists have been invited to participate in the Web cast, which is scheduled for June 12, 2002, at 4 p.m. CST.










"LabCorp has always been committed to educating physicians on genomics-based testing that improves patient outcomes," said LabCorp Executive Vice President, Chief Scientific Officer and Medical Director, Myla Lai-Goldman, M.D. "This continuing medical education program (CME), co-sponsored with Abbott Diagnostics, provides a commercial-free environment in which physicians can learn how to leverage the power of genomic testing to detect the common papillary form of bladder cancer, which often shows no symptoms and recurs in approximately 60 percent of patients. When bladder cancer is found at its earliest detectable state, the chances of survival are very good."


TEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
        INFORMATION AND EXHIBITS

(c) Exhibit
20  Press release of the Company dated June 6, 2002.




SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          LABORATORY CORPORATION OF AMERICA HOLDINGS
          ------------------------------------------
                        (Registrant)

               By:/s/ BRADFORD T. SMITH
                      --------------------------------
                      Bradford T. Smith
                      Executive Vice President
                      and Secretary


Date: June 6, 2002